Exhibit 99.1

Pathward Financial, Inc. Announces Authorization of Common Stock Share Repurchase Program and Cash Dividend for Fourth Fiscal Quarter of 2023

SIOUX FALLS, S.D., August 25, 2023 – Pathward Financial, Inc. (the “Company”) (Nasdaq: CASH), announced that it will pay a cash dividend of $0.05 per share for the fourth fiscal quarter of 2023 on October 2, 2023 to shareholders of record as of September 12, 2023. The Company also announced that its Board of Directors authorized a share repurchase program to repurchase up to 7,000,000 shares of the Company’s outstanding common stock on or before September 30, 2028.

Through August 24, 2023, the Company has purchased 4,333,564 shares of the 6,000,000 total shares authorized for repurchase under its current stock repurchase program, which expires on September 30, 2024. The Company may repurchase the remaining 1,666,436 shares under the current stock repurchase program on or before September 30, 2024.

“The approval of a new share repurchase authorization reflects our Board of Directors’ belief in the underlying momentum of our business and our continued confidence in the Company’s strong performance, consistent with our thoughtful approach to capital management,” said Douglas J. Hajek, Chairperson of the Company’s Board of Directors.

The Company may repurchase shares of its common stock on the open market and/or in privately negotiated transactions. Open market repurchases will be made in accordance with applicable securities laws and regulations and may be effected pursuant to Rule 10b5-1 trading plans. The manner, timing and amount of any stock repurchases will be determined by the Company based on its evaluation of various factors, including its assessment of alternative uses of capital, the Company’s stock trading price, general market and economic conditions, regulatory requirements and other business and legal considerations. The repurchase program does not obligate the Company to acquire any particular amount of common stock or to acquire shares on any particular timetable, and the program may be suspended or discontinued at any time at the Company’s discretion.

At June 30, 2023, the Company had total assets of $7.46 billion and shareholders’ equity of $677.7 million.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the quotation from Mr. Hajek and statements about future stock repurchases. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to the number, timing or manner of future stock repurchases. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict and are subject to change based on various factors, some of which are beyond the Company’s control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023. The forward-looking statements included in this press release speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Pathward Financial, Inc.

Pathward Financial, Inc. (Nasdaq: CASH) is a U.S.-based financial holding company driven by its purpose to power financial inclusion for all. Through our subsidiary, Pathward®, N.A., we strive to increase financial availability, choice, and opportunity across our Banking as a Service and Commercial Finance business lines. These strategic business lines provide end-to-end support to individuals and businesses. Learn more at www.pathwardfinancial.com.

Investor Relations Contact
Darby Schoenfeld, CPA
SVP, Investor Relations
877-497-7497
investorrelations@pathward.com

Media Relations Contact
mediarelations@pathward.com